Exhibit 99.1

Media Contact:

Kurt Jaeckel, Kodak, +1 585-490-8646, kurt.jaeckel@kodak.com

Investor Contact:

Denisse Goldbarg, Kodak, +1 585-724-4053, shareholderservices@kodak.com

Kodak Reports First-Quarter 2026 Financial Results

Company Delivered Year-Over-Year Growth in Revenue, Gross Profit and Operational EBITDA for the Third Consecutive Quarter

Key Print and AM&C Businesses Achieved Increases in Revenue

ROCHESTER, N.Y., May 7, 2026 – Eastman Kodak Company (NYSE: KODK) today reported financial results for the first quarter 2026.

First quarter 2026 highlights include:

•
Consolidated revenues of $265 million, compared with $247 million for Q1 2025, an increase of $18 million or 7 percent
o
Advanced Materials & Chemicals (AM&C) revenues were $76 million, compared with $74 million for Q1 2025, an increase of $2 million or 3 percent
o
Print revenues were $180 million, compared with $165 million for Q1 2025, an increase of $15 million or 9 percent
•
Gross profit of $57 million, compared with $46 million for Q1 2025, an increase of $11 million or 24 percent
•
Gross profit percentage of 22 percent, compared with 19 percent for Q1 2025, an increase of 3 percentage points
•
GAAP net loss of $16 million, compared with net loss of $7 million for Q1 2025, an increase of $9 million
•
Operational EBITDA of $15 million, compared with $2 million for Q1 2025, an increase of $13 million
•
A quarter-end cash balance of $299 million, compared with $337 million on December 31, 2025, a decrease of $38 million
•
Cash flow from operations improved $8 million from the prior-period

Kodak Reports First-Quarter 2026 Financial Results Page 2

“In the first quarter, Kodak achieved year-over-year improvement in key metrics, including revenue, gross profit and Operational EBITDA,” said Jim Continenza, Kodak’s Executive Chairman and CEO. “We have delivered three consecutive quarters of strong performance, despite a highly volatile and challenging business environment. Our success is no accident. It reflects several years of investing in innovation and infrastructure and focusing on operational excellence. Looking forward, we plan to build on our momentum by continuing to put our customers first, strengthen our balance sheet and invest in businesses that will drive future growth.”

For the quarter ended March 31, 2026, revenues were $265 million, an increase of $18 million or 7 percent compared to the same period in 2025. Adjusting for the favorable impact of foreign exchange of $7 million, revenues increased by $11 million, or 4 percent compared to the prior year.

GAAP net loss was $16 million for the quarter, compared to GAAP net loss of $7 million in 2025, an increase of $9 million. Operational EBITDA for the quarter ended March 31, 2026, was $15 million, compared to $2 million in 2025, an increase of $13 million. The increase in Operational EBITDA was primarily driven by improved pricing, partially offset by higher manufacturing costs and higher silver and aluminum prices.

Kodak ended the quarter with a cash balance of $299 million, a decrease of $38 million from December 31, 2025. The decrease was primarily driven by an increase in inventory of $38 million primarily driven by silver and aluminum commodities, the required March 13, 2026 principal repayment for the term loans of $50 million, partially offset by cash proceeds from redemption of Kodak Retirement Income Plan reversion investments of $46 million.

##

Kodak Reports First-Quarter 2026 Financial Results Page 3

Revenue and Operational EBITDA by Reportable Segment Q1 2026 vs. Q1 2025

(in millions)
Q1 2026 Actuals	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$180	$76	$6	$262
Operational EBITDA *	$3	$7	$5	$15

Q1 2025 Actuals	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$165	$74	$4	$243
Operational EBITDA *	$(9)	$7	$4	$2

Q1 2026 vs. Q1 2025 Actuals B(W)	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$15	$2	$2	$19
Operational EBITDA *	$12	$-	$1	$13

Q1 2026 Actuals on constant currency ** vs. Q1 2025 Actuals B(W)	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$8	$2	$2	$12
Operational EBITDA *	$12	$(1)	$1	$12

* Total Operational EBITDA is a non-GAAP financial measure. The reconciliation between GAAP and non-GAAP measures is provided in Appendix A of this press release.

** The impact of foreign exchange represents the foreign exchange impact using average foreign exchange rates for the three months ended March 31, 2025, rather than the actual average exchange rates in effect for the three months ended March 31, 2026.

Eastman Business Park segment is not a reportable segment and is excluded from the tables above.

About Kodak

Kodak (NYSE: KODK) is a leading global manufacturer focused on commercial print and advanced materials & chemicals. With 79,000 worldwide patents earned over 130 years of R&D, we believe in the power of technology and science to enhance what the world sees and creates. Our innovative, award-winning products, combined with our customer-first approach, make us the partner of choice for commercial printers worldwide. Kodak is committed to environmental stewardship, including industry leadership in developing sustainable solutions for print. For additional information on Kodak, visit us at kodak.com, or follow us on X @Kodak and LinkedIn.

Kodak Reports First-Quarter 2026 Financial Results Page 4

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward–looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995.

Forward–looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs and business trends and other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and similar words and expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward–looking statements. All forward–looking statements, including management’s examination of historical operating trends and data, are based upon Kodak’s current expectations and assumptions. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results or outcomes, or timing of actual results or outcomes, to differ materially from historical results or those expressed in or implied by such forward-looking statements.

Important factors that could cause actual events, results or outcomes, or their timing, to differ materially from the forward-looking statements include, among others, the risks and uncertainties described in more detail in Kodak’s Annual Report on Form 10‑K for the year ended December 31, 2025 under the headings “Business,” “Risk Factors,” “Legal Proceedings,” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” in the corresponding sections of Kodak’s Quarterly Report on Form 10‑Q for the quarter ended March 31, 2026, and in other filings Kodak makes with the U.S. Securities and Exchange Commission from time to time, as well as the following: Kodak’s ability to improve and sustain its operating structure, cash flow, profitability and other financial results; Kodak’s ability to achieve strategic objectives, cash forecasts, financial projections, and projected growth; Kodak’s ability to achieve the financial and operational results contained in its business plans; changes in commodity prices, tariff rates, foreign currency exchange rates and interest rates; the impact of the global economic environment, including geopolitical issues, inflationary pressures, changes in trade policies, including tariffs or other trade restrictions or the threat of such actions, medical epidemics and Kodak’s ability to effectively mitigate or recoup the associated increased costs of aluminum, silver and other raw materials, energy, labor, shipping, delays in shipment and production times, and fluctuations in demand; Kodak’s ability to obtain additional or alternate financing if and as needed, Kodak’s continued ability to manage world-wide cash through intercompany loans, distributions and other mechanisms, and Kodak’s ability to provide or facilitate financing for its customers; Kodak’s ability to fund continued investments, capital needs and collateral requirements and service its debt and Series B Preferred Stock; Kodak’s ability to effectively compete with large, well-financed industry participants or with competitors whose cost structure is lower than Kodak’s; the performance by third parties of their obligations to supply products, components or services to Kodak and Kodak’s ability to address supply chain disruptions and continue to obtain raw materials and components available from single or limited sources of supply, which may be adversely affected by geopolitical issues, changes in trade policies, including tariffs or other trade restrictions or

Kodak Reports First-Quarter 2026 Financial Results Page 5

the threat of such actions, and commodity supply constraints; Kodak’s ability to effectively anticipate technology and industry trends, including related to artificial intelligence (AI), and develop and market new products, solutions and technologies, including products based on its technology and expertise that relate to industries in which it does not currently conduct material business; Kodak’s ability to effect strategic transactions, such as investments, acquisitions, strategic alliances, divestitures and similar transactions, or to achieve the benefits sought to be achieved from such strategic transactions; Kodak’s ability to comply with the covenants in its various credit facilities; Kodak’s continued ability to manage, defend and resolve a variety of current and legacy claims without incurring material losses or disruptions to its business and to bear the costs associated with such claims; Kodak’s ability to discontinue, sell or spin-off certain non-core businesses or operations, or otherwise monetize assets; and the potential impact of force majeure events, cyber‐attacks or other data security incidents or information technology (IT) outages that could disrupt or otherwise harm Kodak’s operations.

Future events and other factors may cause Kodak’s actual results or outcomes to differ materially from the forward–looking statements. All forward–looking statements attributable to Kodak or persons acting on its behalf apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included or referenced in this press release. Kodak undertakes no obligation to update or revise forward–looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law.

APPENDICES

In this first quarter 2026 financial results news release, reference is made to the following non-GAAP financial measures:

•
Operational EBITDA; and
•
Revenues and Operational EBITDA on a constant currency basis.

Kodak believes that these non-GAAP measures represent important internal measures of performance as used by management. Accordingly, where they are provided, it is to give investors the same financial data management uses with the belief that this information will assist the investment community in properly assessing the underlying performance of Kodak, its financial condition, results of operations and cash flow.

The change in revenues and Operational EBITDA on a constant currency basis, as presented in this financial results news release, is calculated using average foreign exchange rates for the three months ended March 31, 2025, rather than the actual average exchange rates in effect for the three months ended March 31, 2026.

Kodak’s segment measure of profit and loss is an adjusted earnings before interest, taxes, depreciation and amortization (“Operational EBITDA”). Operational EBITDA represents the consolidated loss from continuing operations excluding the provision for income taxes; non-service cost components of pension and other postemployment benefits income; depreciation and amortization expense; restructuring costs and other; stock-based compensation expense; consulting and other costs; idle costs; interest expense; loss on early extinguishment of debt; other operating expense, net; and other charges, net.

Kodak Reports First-Quarter 2026 Financial Results Page 6

The following table reconciles the most directly comparable GAAP measure of Net Loss to Operational EBITDA on a constant currency basis for the three months ended March 31, 2026 and 2025, respectively:

(in millions)	Q1 2026	Q1 2025	$Change	% Change
Net Loss	$(16)	$(7)	$(9)	129%
All other	2	—	2
Depreciation and amortization	7	7	—
Restructuring costs and other	—	5	(5)
Stock based compensation	5	2	3
Consulting and other costs (1)	(1)	—	(1)
Idle costs (2)	1	1	—
Other operating expense, net (3)	2	—	2
Interest expense (3)	6	14	(8)
Pension income excluding service cost component (3)	(4)	(22)	18
Loss on early extinguishment of debt (3)	1	—	1
Other charges, net (3)	9	—	9
Provision for income taxes (3)	3	2	1
Operational EBITDA	$15	$2	$13	650%
Impact of foreign exchange (4)	(1)	—	(1)
Operational EBITDA on a constant currency basis	$14	$2	$12	600%

Footnote Explanations:

(1)
Consulting and other costs are professional services and internal costs associated with corporate strategic initiatives and litigation. Consulting and other costs included $1 million of income in the three months ended March 31, 2026, representing insurance reimbursement of legal costs previously paid by the Company associated with investigations and litigation matters.
(2)
Consists of third-party costs such as security, maintenance, and utilities required to maintain land and buildings in certain locations not used in any Kodak operations and the costs, net of any rental income received, of underutilized portions of certain properties.
(3)
As reported in the Consolidated Statement of Operations.
(4)
The impact of foreign exchange is calculated by using average foreign exchange rates for the three months ended March 31, 2025, rather than the actual average exchange rates in effect for the three months ended March 31, 2026.

Kodak Reports First-Quarter 2026 Financial Results Page 7

A.
FINANCIAL STATEMENTS

Eastman Kodak Company

Consolidated Statement of Operations (Unaudited)

	Three Months Ended
	March 31,
(in millions, except per share data)	2026	2025
Revenues
Sales	$229	$210
Services	36	37
Total revenues	265	247
Cost of revenues
Sales	185	174
Services	23	27
Total cost of revenues	208	201
Gross profit	57	46
Selling, general and administrative expenses	48	45
Research and development costs	8	9
Restructuring costs and other	—	5
Other operating expense, net	2	—
Loss from operations before interest expense, pension income excluding service cost component, loss on early extinguishment of debt, other charges, net and income taxes	(1)	(13)
Interest expense	6	14
Pension income excluding service cost component	(4)	(22)
Loss on early extinguishment of debt	1	—
Other charges, net	9	—
Loss from operations before income taxes	(13)	(5)
Provision for income taxes	3	2
NET LOSS	$(16)	$(7)

Basic net loss per share attributable to Eastman Kodak Company common shareholders	$(0.21)	$(0.12)
Diluted net loss per share attributable to Eastman Kodak Company common shareholders	$(0.21)	$(0.12)

Number of common shares used in basic and diluted net loss per share
Basic	97.5	80.6
Diluted	97.5	80.6

The notes accompanying the financial statements contained in the first quarter Form 10-Q are an integral part of these consolidated financial statements.

Kodak Reports First-Quarter 2026 Financial Results Page 8

Eastman Kodak Company

Consolidated Statement of Financial Position (Unaudited)

	March 31,	December 31,
(in millions, except per share data)	2026	2025
ASSETS
Cash and cash equivalents	$299	$337
Trade receivables, net of allowances of $7 at both periods	135	145
Inventories, net	255	218
Other current assets	104	141
Total current assets	793	841
Property, plant and equipment, net of accumulated depreciation of $502 and $499, respectively	195	191
Goodwill	12	12
Intangible assets, net	17	17
Operating lease right-of-use assets	35	37
Restricted cash	92	96
Pension and other postretirement assets	303	302
Other long-term assets	110	121
TOTAL ASSETS	$1,557	$1,617

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY
Accounts payable, trade	$111	$101
Short-term borrowings and current portion of long-term debt	52	1
Current portion of operating leases	11	11
Other current liabilities	140	155
Total current liabilities	314	268
Long-term debt, net of current portion	108	208
Pension and other postretirement liabilities	187	191
Operating leases, net of current portion	27	30
Other long-term liabilities	249	207
Total liabilities	885	904

Commitments and Contingencies (Note 9)

Redeemable, convertible preferred stock, no par value, $100 per share liquidation preference	72	99

EQUITY
Common stock, $0.01 par value	1	1
Additional paid in capital	1,280	1,278
Treasury stock, at cost	(27)	(26)
Accumulated deficit	(537)	(521)
Accumulated other comprehensive loss	(117)	(118)
Total shareholders’ equity	600	614
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY	$1,557	$1,617

The notes accompanying the financial statements contained in the first quarter Form 10-Q are an integral part of these consolidated financial statements.

Kodak Reports First-Quarter 2026 Financial Results Page 9

Eastman Kodak Company

Consolidated Statement of Cash Flows (Unaudited)

	Three Months Ended
	March 31,
(in millions)	2026	2025
Cash flows from operating activities:
Net loss	$(16)	$(7)
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	7	7
Pension and postretirement income	—	(18)
Change in fair value of preferred stock embedded derivative	12	—
Non-cash changes in workers' compensation and employee benefit reserves	—	1
Stock based compensation	5	2
Net gain from sale of assets	(1)	—
Loss on early extinguishment of debt	1	—
Provision for deferred income taxes	1	1
Decrease (increase) in trade receivables	9	(8)
(Increase) decrease in miscellaneous receivables	(4)	3
Increase in inventories	(38)	(15)
Increase in trade payables	9	6
Decrease in liabilities excluding borrowings and trade payables	(20)	(20)
Other items, net	5	10
Total adjustments	(14)	(31)
Net cash used in operating activities	(30)	(38)
Cash flows from investing activities:
Additions to properties	(6)	(12)
Proceeds from sale of preferred equity investment	2	—
Proceeds from redemption of KRIP reversion investments	46	—
Net proceeds from the sale of assets	—	5
Net cash provided by (used in) investing activities	42	(7)
Cash flows from financing activities:
Repayment of Amended and Restated Term Loan Agreement	(51)	—
Preferred stock cash dividend payments	(3)	(1)
Treasury stock purchases	—	(1)
Net cash used in financing activities	(54)	(2)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1)	2
Net decrease in cash, cash equivalents and restricted cash	(43)	(45)
Cash, cash equivalents and restricted cash, beginning of period	442	301
Cash, cash equivalents and restricted cash, end of period	$399	$256

Non-cash Financing Item:
Series B preferred stock embedded derivative liability at issuance	$30	$—

The notes accompanying the financial statements contained in the first quarter Form 10-Q are an integral part of these consolidated financial statements.